UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 1, 2010

CLARK HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32735	43-2089172
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

121 New York Avenue, Trenton, New Jersey	08638
(Address of Principal Executive Offices)	(Zip Code)

(609) 396-1100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2010, the board of directors (the “Board”) of Clark Holdings Inc. (the “Company”) appointed Mr. Kevan Bloomgren as the Company’s chief financial officer, replacing Mr. Stephen M. Spritzer, who will remain chief financial officer of the Company’s operating subsidiary, The Clark Group, Inc.

Mr. Bloomgren, 49 years old, joined the Company from Media Sciences International, Inc. (“Media Sciences”), a publicly traded company where he had been chief financial officer since March 2006. Prior to joining Media Sciences, from August 2004 through March 2006, Mr. Bloomgren was chief financial officer for Melville, New York-based digital communications company Rapid Solutions Group (RSG), a wholly-owned reporting subsidiary of Janus Capital Group, Inc.  Mr. Bloomgren, a Certified Public Accountant, has also been an auditor and consultant for Arthur Andersen & Co. Mr. Bloomgren is a graduate of the University of Denver and has an M.B.A. in Finance from The Wharton School, University of Pennsylvania.

Pursuant to an offer letter dated April 20, 2010, from the Company to Mr. Bloomgren, Mr. Bloomgren will be employed as the Company’s chief financial officer.  As compensation, Mr. Bloomgren (i) will receive a base salary at an annual rate of $190,000 commencing June 1, 2010; (ii) was granted options to purchase 30,000 shares of the Company’s common stock consistent with the Company’s stock option plan, which will vest over a three year period in equal installments; (iii) will be granted one restricted stock unit for each share of the Company’s common stock he purchases before December 31, 2010, up to a maximum of 100,000 shares; and (iv) will be eligible to receive cash bonuses as determined by the Company in its sole discretion.  Mr. Bloomgren’s cash bonus for the performance year ending December 31, 2010 will be based on the Company’s free cash flow during 2010. In addition, Mr. Bloomgren will be reimbursed for out-of-pocket expenses reasonably incurred in the performance of his duties; will receive four weeks of vacation; and will be eligible to participate in the Company’s benefit plans, including health, pension, short-term disability and life insurance.

Mr. Bloomgren’s employment is for no specified term.  If Mr. Bloomgren elects to voluntarily resign from the Company, however, he agrees to provide the Company with at least four weeks’ notice.  Furthermore, if the Company elects to terminate Mr. Bloomgren’s employment without “cause” (as defined in the offer letter), then the Company will pay severance to Mr. Bloomgren equal to two weeks of his then current base salary for every year of his employment with the Company, up to a maximum of four weeks.  His right to severance is subject to his execution of a separate agreement that includes a general release of all claims against the Company.

Mr. Bloomgren’s offer letter is attached hereto as Exhibit 10.1.  A copy of the press release announcing Mr. Bloomgren’s appointment is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

10.1	Offer Letter dated April 20, 2010, from the Company to Kevan Bloomgren.

99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2010	CLARK HOLDINGS INC.

	By:	/s/ Gregory E. Burns
Gregory E. Burns
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Offer Letter dated April 20, 2010, from the Company to Kevan Bloomgren.

99.1	Press Release.